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                                                                 Exhibit (h)(47)


                               REVISED SCHEDULE B

           TO THE SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

     THIS SCHEDULE B, dated as of ________, 2007, is revised Schedule B to that certain Sub-Administration and Accounting Services Agreement dated as of April 1, 2000, as amended, between PFPC Inc. and ASTON ASSET MANAGEMENT LLC, assignee to ABN AMRO Investment Fund Services, Inc. (f/k/a Alleghany Investment Services). This Schedule B shall supersede all previous forms of this Schedule B.


                            International Portfolios:

                     Aston/ABN AMRO Global Real Estate Fund
                       Aston/Resolution Global Equity Fund
                        Aston/Neptune International Fund
                        Aston/Barings International Fund
                   Aston/SGA International Small-Mid Cap Fund










PFPC INC.                                     ASTON ASSET MANAGEMENT LLC

By:     __________________________            By:     __________________________

Name:   __________________________            Name:   __________________________

Title:  __________________________            Title:  __________________________